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      Exhibit 16.1

   Deloitte &
    Touche LLP
                    One City Centre               Telephone:  (314) 342-4900
                    St. Louis, Missouri  63101






      October 18, 1996

      Securities and Exchange Commission
      Mail Stop 9-5
      450 5th Street, N.W.
      Washington, D.C.  20549

      Dear Sirs/Madams:

      We have read and agree with the comments in Item 4 of Form 8-K of Bentley International, Inc. dated October 15, 1996.

      Yours truly,

      /s/ Deloitte & Touche, LLP


      Deloitte Touche
      Tohmatsu
      International